                   NAME, LIKENESS, AND VOICE RELEASE AND AGREEMENT

    THIS AGREEMENT (the "Agreement") is made and entered into as of this __ day of July, 1996 by and between Ultrafem, Inc., a Delaware corporation (the "Company"), and Audrey Contente ("Contente").

                                   R E C I T A L S:

    WHEREAS, the Company and Contente desire that Contente serve as a spokesperson for INSTEAD-TM- in both a TV Campaign and a Print/Media Campaign (as such terms are defined below);

    NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

    1. THE TV CAMPAIGN AND THE PRINT/MEDIA CAMPAIGN. The Company may, at its option, develop and produce a long-form "infomercial" show, short-form commercials, and other related television advertising (collectively, the "TV Campaign") in which Contente shall appear and which shall promote the Company's feminine protection product ("INSTEAD-TM-") and, from time to time, the Company may produce print advertisements, package inserts, press releases, other media of advertising and promotion, and other promotional materials (collectively, "Print/Media Campaign;" the TV Campaign and the Print/Media Campaign are collectively referred to herein as the "Campaigns").

    2.   SERVICES.

         (a)  The services to be provided by Contente hereunder shall include
(i) rehearsing, shooting and completing production of the Campaigns as the Company shall require in order to produce "first class" Campaigns or other appearance, (ii) discussing INSTEAD-TM- on camera or at an appearance, (iii) representing Contente's true beliefs as to the efficacy and quality of INSTEAD-TM-, (iv) interviewing endorsers of INSTEAD-TM-, customers and potential customers of INSTEAD-TM- and other persons, (v) moderating panel discussions and
(vi) performing such other tasks related to the Campaigns or other appearances as the Company reasonably shall request. Contente shall maintain reasonable availability as necessary to fulfill her obligations hereunder.

         (b) Contente shall be available for (i) preproduction to walk through the sets and rehearse for the TV Campaign including, without limitation, meeting or speaking with the writers preparing the script for the TV Campaign, and with other persons who will appear in the TV Campaign;(ii) the purpose of shooting the TV Campaign in the studio and/or in the field as directed by the Company; and (iii) such post-production work on the TV Campaign as the Company shall direct including, without limitation, dubbing, looping photo and video shoots.

         (c) In the event the Campaigns or any portion thereof is damaged or destroyed, Contente shall render services to the Company as required to reshoot the damaged or destroyed portions of the Campaign.

         (d) After the termination of the Employment Agreement dated as of July 1, 1996 between the Company and Contente (the "Employment Agreement"), Contente will no longer be required to provide further services under this
Section 2.

    3. COMPENSATION. Contente shall receive the payments set forth in clauses (i) and (ii) of the next sentence upon the execution of this Agreement in consideration for the rights granted by Contente to the Company and the obligations undertaken by Contente in connection with this Agreement. The Company shall pay Contente (i) $12,500 for the TV Campaign to be used in the Initial Territory (as defined), (ii) an additional $12,500 for the Print/Media Campaign to be used in the Initial Territory, (iii) an additional $12,500 if the TV Campaign is actively used by the Company to support the rollout of INSTEAD-TM- into an additional geographic area representing 50% of the United States market and (iv) an additional $12,500 if the Print/Media Campaign is actively used by the Company to support the rollout of INSTEAD-TM- into an additional geographic area representing 50% of the United States market. "Initial Territory" shall mean the initial 8% of the United States geography, represented by the states of Washington and Oregon, and Northern California into which the Company plans to launch INSTEAD-TM-. In addition, if the Company decides to design, develop and produce a different and distinct television campaign or print/media campaign using Contente, Contente shall receive an additional payment of $25,000 per campaign. If the Company determines to create such an additional campaign, any such additional campaign shall be included in the definition of "Campaigns" as appropriate.

    4.   OWNERSHIP OF CAMPAIGNS; NAME, LIKENESS AND VOICE RELEASE.

         (a) The Company shall own all rights in and title to the Campaigns and to all materials, works, writings, ideas, dialogue and sequences produced in connection with the launch of INSTEAD-TM- (whether or not included in the Campaigns) and all of such items shall be and remain the absolute and exclusive property of the Company. Contente agrees that any picture, film or video of her produced, created or held by the Company is owned by it. If Contente should receive any print, negative or other copy thereof, Contente shall not authorize its use by anyone else.

         (b) The Company shall have the right to determine, in its sole discretion, whether to air or use the Campaigns; nothing herein will constitute any obligation of the Company to make any use of any of the rights set forth herein. The Company shall have the full and exclusive right to broadcast, use, reproduce, publish, copyright and/or exhibit in any manner, and determine the timing and frequency of the airing or use, of the Campaigns or any portion thereof, and any versions or revisions of either of the forgoing, throughout the world. All rights of the Company under this Agreement are assignable by the Company, or its agents. Contente agrees that no advertisement or other material need be submitted to her for any further approval and the Company shall be without liability to her for any distortion or illusionary effect resulting from the retouching or publication of Contente's photograph and/or likeness. However, the Company will not use any material or advertisement in the Campaigns which would demean Contente, or cast her in an inappropriate or negative light.

         (c) Contente hereby gives and grants from this date to the Company, the right to use, film, videotape, photograph, record, edit, publish and/or copyright, in any and all media of advertising and promotion, now known or here and after created worldwide, during the Term (as defined in the Employment Agreement) and for a period of one year thereafter, Contente's name, likeness, voice, image, picture, photograph, endorsement and/or signature, performance on the Campaigns, and biographical material, (i) to advertise and promote INSTEAD-TM-, (ii) in connection with her appearance in the Campaigns, including, without limitation, for print media, television, internet, outbound telemarketing, package inserts, books or publications, direct sales, radio advertising, advertising appearances, direct mail or outbound solicitation to customer list, credit card syndication, space ads, catalogue, retail, related collateral print and alternate channels through third parties throughout the world, in all public relations efforts to promote the Campaigns and/or INSTEAD-TM-, and (iii) all materials relating to INSTEAD-TM-, including but not limited to, the card, instruction booklet, packaging and labeling materials, promotional and advertising materials and product inserts.

         (d) Contente hereby gives and grants from this date to the Company, the right to use in any media, worldwide and in perpetuity, Contente's name, likeness, voice, image, picture, photograph, endorsement and/or signature in connection with the promotion of INSTEAD-TM- and on materials relating to INSTEAD-TM-, including but not limited to, the card, instruction booklet, packaging and labeling materials, promotional and advertising materials and product inserts, including any likeness of any of those items, all of which rights shall continue in perpetuity.

         (e) Contente warrants and represents that the terms of this Agreement do not in any way conflict with any existing commitment on her part and that she has not heretofore authorized (which authority is still in effect), nor will she authorize or permit the use of her name, voice, photograph, video and/or likeness in connection with the advertising or promotion of any product or service competitive to or incompatible with INSTEAD-TM-.

         (f) Contente further agrees that the licensed parties will have the right to attribute statements to Contente, which are expressions of Contente's personal experience and belief, which are contained in the script, and/or in a record of an interview with Contente.

    5. REMEDY FOR BREACH. Contente hereby acknowledges that in the event of any breach or threatened breach by her of any of the provisions of this Agreement, the Company would have no adequate remedy at law and could suffer substantial and irreparable damage. Accordingly, Contente hereby agrees that, in such event, the Company shall be entitled, without the necessity of proving damages or posting bond, and notwithstanding any election by the

Company to seek other relief in law or equity, to obtain a temporary and/or permanent injunction (without proving a breach therefor) to restrain any such breach or threatened breach or to obtain specific performance of any such provisions, all without prejudice to any and all other remedies which the Company may have at law or in equity.

    6. MISCELLANEOUS. This Agreement contain the entire agreement between the parties hereto with respect to the matters contemplated herein and supersede all prior agreements or understandings among the parties related to such matters. The captions of the various sections and parts of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and upon Contente. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by Contente and an executive officer of the Company (other than Contente). Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the internal laws of the State of New York, without regard to its conflicts of law rules. This Agreement may be executed in one or more counterparts, which together shall constitute one agreement. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms and provisions of this Agreement in any other jurisdiction.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

                             ULTRAFEM, INC.


                             By:
                                  ------------------------------------------
                             Name:   Charles D. Peebler, Jr.
                             Title: Chairman of the Compensation
                                    Committee of the Board of Directors


                             ----------------------------------------------
                             AUDREY CONTENTE
                             211 E. 70 Street
                             New York, New York 10021
                             (212) 794-5054
                             Social  Security #:
                                                 ---------------------------


Signature:
          ---------------------
Witness:
        -----------------------


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